UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2014

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APT MOTOVOX GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On September 8, 2014, APT MotoVox Group, Inc., (the “Company”) entered into an asset purchase agreement (“Asset Purchase Agreement”) with International Motorsport Marketing Services, LLC, Charles Carothers, Cameron Woods, and Missing Link, LLC (collectively referred to as “MotoPed Sellers”) to purchase products, prototypes, designs, patents, trademarks, and other valuable assets (the “MotoPed Assets”) in exchange for $200,000 cash, $50,000 of which is due upon signing and the balance of $150,000 payable on or before October 31, 2014.  The remainder of the purchase price of the MotoPed Assets is determined by the sales volume of MotoPed units throughout 2014.  The Company will pay 25% of the first $1,000,000 of 2014 MotoPed gross revenue to the MotoPed Sellers and 20% of the second $1,000,000 in gross revenue for the same period.

The MotoPed Sellers will be further entitled to one share of Preferred Non-Voting Series F stock (as described in Item 5.03 on this Form 8-K) each for every $200 of revenue derived from MotoPed sales in 2014 and 2015.

Charles Carothers, International Morotsport Marketing Services, LLC and Cameron Woods will enter into separate agreements with the Company to provide sales and marketing and product development services specific to the MotoPed product line.

The foregoing description of the Asset Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement incorporated by reference and attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On September 11, 2014, the Company entered into an inventory purchase agreement (“Inventory Purchase Agreement”) with Ocean Group, Ocean Stainless, Avesta International Corporation, Martyn Castlelein and Jojo Castelein (collectively referred to as “Parts Sellers”) to purchase parts, components and products for motorized bicycles designed and created by MotoPeds (“MotoPed Parts”).  The total purchase price of the MotoPed Parts is $528,474.04 (the “Parts Purchase Price”).  The Company will pay the Parts Purchase Price in two equal installments of $264,237.02.

The foregoing description of the Inventory Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the inventory Purchase Agreement incorporated by reference and attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders

See Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 500,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On September 9, 2014, the Corporation filed a Certificate of Designation with the Delaware Secretary of State to designate the rights and preferences of 20,000 shares of Series F Convertible Preferred Stock.

The Series F Convertible Preferred Stock is convertible into common stock on a 500 to one basis for no additional consideration beginning 540 days after its issuance date.  The Series F Convertible Preferred Stock does not have voting or anti-dilution rights.  Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), the holders of Series F Convertible Preferred Stock are entitled to receive $0.005 for each share of Series F Convertible Preferred Stock held.  This restricted class of stock has been reserved for issuance only to the founders of MotoPed.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 12, 2014, APT MotoVox Group, Inc., announced that it entered into Asset Purchase agreements to acquire MotoPeds.  A copy of the Press Release announcing this development is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Certificate of Designation of Series F Convertible Preferred Stock filed with the Delaware Secretary of State on September 9, 2014.

Exhibit 99.1	Asset Purchase Agreement, dated September 8, 2014.

Exhibit 99.2	Inventory Purchase Agreement, dated September 11, 2014.

Exhibit 99.3	Press Release, dated September 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APT MOTOVOX GROUP, INC.

Date: September 12, 2014	By:	/ s/ TROY A. COVEY
Troy A. Covey President, Director and Principal Executive Officer